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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2004

                      CHAMPION COMMUNICATION SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


           001-12565                                    76-0448005
     (Commission File Number)                (IRS Employer Identification No.)


                           ---------------------------

                         1610 Woodstead Court, Suite 330
                           The Woodlands, Texas 77380
           (Address of principal executive office, including zip code)

                                 (281) 362-0144
              (Registrant's telephone number, including area code)


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|_|  Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement

     Champion Communication Services, Inc. ("CCSI") owns wireless mobile radio stations in various states, including Illinois, Indiana, and Florida. It operates these stations pursuant to licenses ("Licenses") granted by the Federal Communications Commission ("FCC"). On December 30, 2004, CCSI executed an Asset Purchase Agreement ("Agreement") with ESP Wireless Technology Group, Inc. ("ESP") that is effective as of December 27, 2004. Under the Agreement, CCSI agreed, upon receipt of all appropriate FCC consents and approvals, to assign its Licenses and sell the related assets (i.e., equipment, customers and operations) in the states of Illinois, Indiana and Florida to ESP in exchange for the purchase price of $1,450,000 paid by ESP. The purchase price has been escrowed until closing, which will occur after the FCC has consented to the transaction and after such consent is no longer subject to any appeal. Consistent with applicable FCC rules and upon receipt of any required FCC approvals, ESP will manage the stations under separate agreements pending closing.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CHAMPION COMMUNICATION SERVICES, INC.
                                  (Registrant)



Date:  January 5, 2005            By:    /s/ Albert F. Richmond
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                                     Albert F. Richmond, Chief Executive Officer